EXHIBIT 99.1
STURM, RUGER & CO., INC.
      SOUTHPORT, CONNECTICUT 06890 U.S.A.

FOR IMMEDIATE RELEASE

STURM, RUGER & COMPANY, INC. REPORTS THIRD QUARTER EARNINGS
OF 37¢ PER SHARE AND DECLARES DIVIDEND OF 9.6¢ PER SHARE

SOUTHPORT, CONNECTICUT, October 28, 2009--Sturm, Ruger & Company, Inc. (NYSE-RGR), announced today that for the third quarter of 2009, the Company reported net sales of $71.2 million and earnings of 37¢ per share, compared with sales of $41.8 million and earnings of 2¢ per share in the third quarter of 2008.

For the nine months ended October 3, 2009, net sales were $207.1 million and earnings were $1.13 per share.  For the corresponding period in 2008, net sales were $123.0 million and earnings were 14¢ per share.

The Company also announced today that its Board of Directors declared a dividend of 9.6¢ per share for the third quarter, for shareholders of record as of November 13, 2009, payable on November 30, 2009.  The amount of the dividend was based on a percentage of Operating Profit after adjustment for certain items, the same approach used by the Company in the first two quarters of 2009.  Under this approach, the amount of the quarterly dividend fluctuates directly with certain operating results of the Company.

Chief Executive Officer Michael O. Fifer made the following comments related to the third quarter of 2009:

•
Demand for Ruger firearms remained strong as the estimated sell-through of our products from distributors to retail in the third quarter of 2009 was 214,500 units, compared with estimated sell through of 143,100 units in the third quarter of 2008.

•
This year-over-year increase in demand of approximately 50% substantially exceeded the 11% growth in the National Instant Check System (NICS) background checks over the same period, suggesting the likelihood of some market share gain by the Company and some increase in inventory at the retailers.  Comparisons of NICS checks from period to period are often used as a proxy for consumer demand for firearms.

•	Our firearms unit production in the third quarter of 2009 was 242,500 units, compared with production of 158,900 units in the third quarter of 2008, an increase of 53% year over year.

•
Cash generated from operations during the third quarter of 2009 was $15.2 million.  At the end of the third quarter of 2009, our cash, cash equivalents and short-term investments totaled $53.1 million.  Our pre-LIFO working capital of $102.3 million, less the LIFO reserve of $41.3 million, resulted in working capital of $61.0 million and a current ratio of 2.8 to 1.  The Company has no debt.

•	For the first nine months of 2009, capital expenditures totaled $10.3 million. We expect to invest approximately $13 million for capital expenditures during 2009.

Today, the Company filed its Quarterly Report on Form 10-Q for the third quarter of 2009. The financial statements included in this Quarterly Report on Form 10-Q are attached to this press release.

The Quarterly Report on Form 10-Q is available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com/corporate/.  Investors are urged to read the complete Form 10-Q to ensure that they have adequate information to make informed investment judgments.

The Company will host a webcast on Thursday, October 29, 2009, at 9:00am EDT to discuss the third quarter operating results.  Interested parties can access the webcast at www.ruger.com/corporate or www.earnings.com.

About Sturm, Ruger
Sturm, Ruger was founded in 1949 and is one of the nation’s leading manufacturers of high-quality firearms for the commercial sporting market.  Sturm, Ruger is headquartered in Southport, CT, with manufacturing facilities located in Newport, NH and Prescott, AZ.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations.  Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company including lawsuits filed by mayors, attorneys general and other governmental entities and membership organizations, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

STURM, RUGER & COMPANY, INC.

Condensed Balance Sheets (Unaudited)
(Dollars in thousands, except share data)

	October 3, 2009	December 31, 2008

Assets

Current Assets
Cash and cash equivalents	$5,881	$9,688
Short-term investments	47,237	18,558
Trade receivables, net	26,744	25,809

Gross inventories	50,903	59,846
Less LIFO reserve	(41,310)	(44,338)
Less excess and obsolescence reserve	(2,545)	(3,569)
Net inventories	7,048	11,939

Deferred income taxes	5,343	6,400
Prepaid expenses and other current assets	2,646	3,374
Total current assets	94,899	75,768

Property, plant and equipment	133,559	125,026
Less allowances for depreciation	(102,031)	(98,807)
Net property, plant and equipment	31,528	26,219

Deferred income taxes	9,667	7,743
Other assets	3,853	3,030
Total Assets	$139,947	$112,760

STURM, RUGER & COMPANY, INC.

	October 3, 2009	December 31, 2008

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$11,526	$10,235
Product liability	1,253	1,051
Employee compensation and benefits	12,604	7,994
Workers’ compensation	4,600	5,067
Income taxes payable	3,942	4,171
Line of credit	-	1,000
Total current liabilities	33,925	29,518

Accrued pension liability	16,933	16,946
Product liability accrual	974	693
Contingent liabilities – Note 9	--	--

Stockholders’ Equity
Common Stock, non-voting, par value $1:
Authorized shares 50,000; none issued	--	--
Common Stock, par value $1:
Authorized shares – 40,000,000 2009 – 22,798,732 issued, 19,072,790 outstanding 2008 – 22,798,732 issued, 19,047,323 outstanding	22,827	22,799
Additional paid-in capital	7,330	2,442
Retained earnings	111,110	93,500
Less: Treasury stock – at cost 2009 – 3,753,821 shares 2008 – 3,751,419 shares	(30,167)	(30,153)
Accumulated other comprehensive loss	(22,985)	(22,985)
Total Stockholders’ Equity	88,115	65,603
Total Liabilities and Stockholders’ Equity	$139,947	$112,760

STURM, RUGER & COMPANY, INC.

Condensed Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	October 3, 2009	September 27, 2008	October 3, 2009	September 27, 2008

Net firearms sales	$70,011	$40,318	$203,611	$117,186
Net castings sales	1,175	1,504	3,495	5,806
Total net sales	71,186	41,822	207,106	122,992

Cost of products sold	49,404	34,964	140,766	96,985
Gross profit	21,782	6,858	66,340	26,007

Expenses:
Selling	5,145	3,864	15,909	12,350
General and administrative	4,556	2,615	14,940	9,524
Other operating expenses, net	750	-	750	-
Total operating expenses	10,451	6,479	31,599	21,874

Operating income	11,331	379	34,741	4,133

Other income:
Interest income (expense)	8	72	(12)	352
Other income, net	125	150	101	204
Total other income, net	133	222	89	556

Income before income taxes	11,464	601	34,830	4,689

Income taxes	4,356	229	13,235	1,782

Net income	$7,108	$372	$21,595	$2,907

Earnings per share
Basic	$0.37	$0.02	$1.13	$0.14
Diluted	$0.37	$0.02	$1.12	$0.14

Average shares outstanding
Basic	19,070	20,047	19,058	20,398
Diluted	19,377	20,054	19,208	20,429

STURM, RUGER & COMPANY, INC.

Condensed Statements of Cash Flows (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	October 3, 2009	September 27, 2008

Operating Activities
Net income	$21,595	$2,907
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	4,987	3,518
Slow moving inventory valuation adjustment	(256)	280
Stock-based compensation	3,505	419
Gain on sale of assets	(39)	(95)
Deferred income taxes	(868)	133
Changes in operating assets and liabilities:
Trade receivables	(935)	(3,868)
Inventories	5,147	(3,813)
Trade accounts payable and accrued expenses	5,433	3,054
Product liability	483	(263)
Prepaid expenses, other assets and other liabilities	(106)	(2,963)
Income taxes	(229)	1,333
Cash provided by operating activities	38,717	642

Investing Activities
Property, plant and equipment additions	(10,301)	(6,380)
Proceeds from sale of assets	44	95
Purchases of short-term investments	(78,217)	(21,931)
Proceeds from maturities of short-term investments	49,538	32,400
Cash provided by (used for) investing activities	(38,936)	4,184

Financing Activities
Tax benefit from exercise of stock options	1,411	-
Repayment of line of credit balance	(1,000)	-
Repurchase of common stock	(14)	(7,352)
Dividends paid	(3,985)	-
Cash used for financing activities	(3,588)	(7,352)

Decrease in cash and cash equivalents	(3,807)	(2,526)

Cash and cash equivalents at beginning of period	9,688	5,106

Cash and cash equivalents at end of period	$5,881	$2,580